Exhibit 99.1

GFI Group Inc. to Acquire Starsupply Petroleum,

a Leading Broker of Oil Products

- Strong entry into important new product area and addition of highly experienced brokerage team are in line with GFI’s expansion strategy -

New York, August 22, 2005 – GFI Group Inc. (Nasdaq: GFIG) announced today that it has agreed to acquire substantially all of the assets of Starsupply Petroleum LLC, a leading broker of oil products and related derivative and option contracts.

Headquartered in Englewood, NJ, Starsupply had revenues of over $23 million in 2004. GFI is acquiring all of Starsupply’s North American brokerage operations for just over $15 million in cash.  The transaction is subject to standard closing conditions and is scheduled to close before the end of September.  GFI expects the acquisition at closing to be immediately accretive to earnings per share.

Starsupply has over 30 brokerage personnel and operates nine energy-related desks including petroleum feedstocks, petroleum products, crude oil, petrochemicals, product derivatives, crude derivatives, crude and product options, fuel oil and gas liquids. Starsupply was recently named Energy Risk Magazine’s “Oil Products House of the Year” for 2005.  In addition to Englewood, Starsupply has offices in White Plains, NY, Norwalk, CT, and Houston, Texas.

Michael Gooch, Chairman and Chief Executive Officer of GFI, said: “We are very pleased to acquire the oil brokerage businesses of Starsupply, with its substantial market position, longstanding reputation for quality service and talented brokerage team.   This acquisition is consistent with GFI’s strategic vision of combining leading brokerage desks in key markets under our growing, technologically innovative, and highly focused business model.”

Donald P. Fewer, Senior Managing Director for GFI in North America, added: “Starsupply’s brokerage of leading oil products is highly complementary to GFI’s existing services in numerous commodities, energy and shipping markets.  We view this acquisition as very timely in light of the increased global activity in the world oil markets, which is expected to continue for the foreseeable future.”

Robert Ryneveld, founder and Chief Executive Officer of Starsupply, stated:  “I am extremely proud of the business and the reputation that Starsupply has built in our industry during the past 20 years.  It has been a team effort involving many dedicated and talented people.  I believe that the addition of the Starsupply team to the GFI organization will serve to strengthen and expand GFI’s already formidable presence in global energy markets.”  Mr. Ryneveld will continue to serve in the business after the closing.

About GFI Group Inc.

GFI Group Inc. (www.GFIgroup.com) is a leading inter-dealer broker specializing in over-the-counter derivatives products and related securities. GFI Group Inc. provides brokerage services, market data and analytics software products to institutional clients in markets for a range of credit, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 900 people with additional offices in London, Hong Kong, Tokyo, Singapore and Sydney. GFI provides services and products to over 1,300 institutional clients, including leading investment and commercial banks, corporations, insurance companies and large hedge funds. Its brands include GFI, GFInet® and FENICS®

Forward-looking statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes, securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; and uncertainties relating to litigation.  Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission.  The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
GFI Group Inc.	Comm-Partners LLC
Christopher Giancarlo	June Filingeri
Executive Vice President - Corporate Development	203-972-0186
212-968-2992	junefil@optonline.net
investorinfo@gfigroup.com

Media Contact:
GFI Group Inc.
Alan Bright
Public Relations Manager
011-44-20-7877-8049

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